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                                                                    EXHIBIT 23.1

                           [LOGO OF ARTHUR ANDERSEN]

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     As independent public accountants, we hereby consent to the use of our report incorporated by reference in this registration statement of our report dated February 8, 2000 (except with respect to the matters discussed in Notes 1 and 19, as to which the date is July 24, 2000) included in Advanced Energy Industries, Inc.'s Form 8-K dated August 10, 2000 and to all references to our
Firm included in this Registration Statement (File No.           ).

                                                /s/ ARTHUR ANDERSEN LLP

Denver, Colorado
August 10, 2000